EXHIBIT 3(c)


                                     BY-LAWS

                                       OF

                                 GRIST MILL CO,

                                    ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of the United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

         SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting the annual meeting of the stockholders shall be held at the office of the corporation in Chicago, Illinois on the third Thursday in August at 2:00 P.M.

         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as may be brought before the meeting.

         SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to

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vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. Directors shall be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For example, if there are five directors to be elected, the directors who will be declared elected will be those five nominees who receive the most votes irrespective of whether such number of votes represents a majority of the shares present. All other questions and matters to be voted on by stockholders shall, except as otherwise required by law or the Certificate of Incorporation, be decided by the affirmative vote of the majority of the votes cast.

         A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, and shall be called by them upon a requisition in writing therefor, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by a majority of the directors or by twenty-five percent, in interest of the stockholders entitled to vote, or by resolution of the directors.

         SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his/her address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

         SECTION 7. ACTION WITHOUT MEETING. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required

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or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. NUMBER AND TERM. The number of directors shall be four (4). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his/her successor shall be elected and shall qualify.

         SECTION 2. RESIGNATION. Any director, member of a committee or other officer may resign at any tune. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than quorum by an affirmative vote of a majority thereof, whether or not constituting a quorum, may fill such vacancy for the unexpired term, or if there are not remaining directors, by affirmative vote of a majority of the stockholders. If at any time the number of directors shall be increased, the additional directors to be elected may be elected by the directors then in office by the affirmative vote of a majority thereof at a regular meeting or at a special meeting called for that purpose to serve until the next election of directors.

         SECTION 4. ELECTION OF DIRECTORS. The Directors of the Corporation shall be elected at the annual meeting of the stockholders or at any meeting of the stockholders held in lieu of such annual meeting, which meeting, for the purposes of these By-Laws, shall be deemed the annual meeting.

         SECTION 5. REMOVAL OF DIRECTORS. Any Director may be removed from office, with or without cause (1) at any annual or special meeting, whether or not such meeting is called expressly for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, or (2) at any time, without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization, notice summarizing the material features of the authorized action shall be given to those stockholders who have not consented in writing.

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         SECTION 6. NOTICE OF SPECIAL MEETINGS OF DIRECTORS. Notice of each special meeting of the Board of Directors, stating the time, place and purpose or purposes thereof, shall be given by the President, or by any two (2) members of the Board to each member of the Board no less than five (5) days prior to such special meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except when a director states at the beginning of the meeting an objection to the transaction of business because the meeting is not lawfully called or convened.

         SECTION 7. PARTICIPATION OF DIRECTORS BY MEANS OF COMMUNICATIONS EQUIPMENT. Members of the Board of Directors, or of any committee thereof, shall be deemed present at a meeting of such Board or committee if a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, is used.

         SECTION 8. MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         Special meetings of the Board may be called by the President or by the Secretary on the written request of any two directors of at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

         SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

         SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

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                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

         SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 3. CHAIRMAN. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and the stockholders. He/she shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation. He/she shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner he/she shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

         SECTION 4. PRESIDENT. The President shall have such powers and perform duties as shall be assigned to him/her by the directors.

         SECTION 5. VICE-PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him/her by the directors.

         SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He/she shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He/she shall render to the Chairman of the Board and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his/her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of

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Directors, he/she shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

         SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his/her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He/she shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him/her by the directors or the Chairman of the Board. He/she shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman of the Board, and attest the same.

         SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.


                                   ARTICLE V

                                 MISCELLANEOUS

         SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman of the Board of Directors, President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him/her in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

         SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his/her legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

         SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom

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they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action, the Board of Directors may affix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital Stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from tune to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

         SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

         SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in title name of the corporation shall be signed by such officers, agent or agents of the corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in United States mail, postage prepaid, addressed to the person entitled thereto at his/her address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

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         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         SECTION 10. INDEMNIFICATION.

         10.1. Right to indemnification. The corporation shall indemnify and hold harmless and advance expenses to, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he/she, or a person for whom he/she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person. The corporation shall be required to indemnify and advance expenses to a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

         10.2. Prepayment of Expenses. The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in his/her capacity as a director or officer (except with regard to service to an employee benefit plan or nonprofit organization) in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

         10.3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within ninety days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         10.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         10.5. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article V, Section 10 shall not adversely affect any right or protection of a director, officer or employee of the corporation existing at the time of such repeal or modification.


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                                   ARTICLE VI

                                   AMENDMENTS

         These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors.